UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2008
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32859 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 339-8900
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
     Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 1, 2008, Franklin Bank Corp. (“Franklin”) announced that it received notice from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) that the Listing Council will consider the recommendation of the Nasdaq Listing Qualifications Panel (the “Panel”) to grant Franklin additional time to regain compliance with listing requirements of The NASDAQ Stock Market (“Nasdaq”). In addition, the Listing Council has determined to stay the proposed suspension of trading in Franklin’s common stock pending completion of the Listing Council’s evaluation.
     As previously disclosed, the Panel recommended that the Listing Council call Franklin’s case for review and allow the additional time needed for Franklin to regain compliance with listing requirements of Nasdaq. The Listing Council’s evaluation will be made on the basis of the written record, which may be supplemented by Franklin prior to October 24, 2008. Franklin’s common stock will continue to trade on the NASDAQ Global Select Market while the Listing Council stay is in effect.
     Franklin issued a press release disclosing the foregoing on October 1, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated into this Item 3.01 by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
99.1	Press Release of Franklin Bank Corp., dated October 1, 2008.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: October 1, 2008	By:	/s/ Alan E. Master
Alan E. Master
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Franklin Bank Corp., dated October 1, 2008